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                                                                  EXHIBIT 10.2.1


                       NET OVERRIDING ROYALTY CONVEYANCE
                             Hugoton Royalty Trust


STATE OF OKLAHOMA      (S)
                       (S)
COUNTIES OF BEAVER,    (S)
BECKHAM, CIMARRON,     (S)  KNOW ALL MEN BY THESE PRESENTS:
ELLIS, HARPER, MAJOR,  (S)
TEXAS, WASHITA, WOODS  (S)
AND WOODWARD           (S)



     THAT CROSS TIMBERS OIL COMPANY, a corporation formed under the laws of the State of Delaware ("Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor paid by NATIONSBANK, N.A., a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Trust Indenture establishing the Hugoton Royalty Trust dated as of December 1, 1998 ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these presents does bargain, sell, grant, convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest ("the Royalty Interest") in and to the Subject Hydrocarbons in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests on and after the Effective Date equal to eighty percent (80%) of the Net Proceeds attributable to the Subject Interests, as each of the above capitalized words is defined in Article I hereof and all as more fully provided herein.

     TO HAVE AND TO HOLD the Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following words, terms or phrases have the following meanings:

     SECTION 1.01. "Affiliate" means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the
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management and policies of another, whether through the ownership of voting securities, by contract or otherwise. The Trust shall not be deemed an Affiliate of Assignor.

     SECTION 1.02. "Assignor" means the Assignor named herein while Assignor owns all or any part of or interest in the Subject Interests and any other Person or Persons (excluding Assignee) who hereafter may acquire all or any part of or interest in the Subject Interests.

     SECTION 1.03. "Assignee" means the Assignee named herein (and any successor Trustee under the Trust Indenture) while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who may acquire legal title to all or any part of or interest in the Royalty Interest.

     SECTION 1.04. "Computation Period" means (i) initially, the period commencing on the Effective Date and ending on February 28, 1999, and (ii) each calendar month thereafter.

     SECTION 1.05. "Conveyance" means this Net Overriding Royalty Conveyance.

     SECTION 1.06. "Effective Date" means 7:00 o'clock A.M., local time in effect at the location of each Subject Interest, on December 1, 1998.

     SECTION 1.07. "Excess Production Costs" means, for any Computation Period, an amount equal to the excess, if any, of Production Costs for such Computation Period over Gross Proceeds for such Computation Period.

     SECTION 1.08. "Existing Sales Contracts" means all contracts and agreements in effect as of the Effective Date between or among Assignor and any Affiliate of Assignor, or between or among any Affiliates of Assignor, for the Sale, Processing, treatment, compression, gathering or transportation of Subject Hydrocarbons.

     SECTION 1.09. "Gross Proceeds" means, for any Computation Period other than during the period from the Effective Date through January 31, 2000, and subject to Section 2.01 (i) during the term of the Existing Sales Contracts, the proceeds received by Assignor under the Existing Sales Contracts attributable to the Sale of Subject Hydrocarbons produced after the Effective Date and Sold during such Computation Period by Assignor after the Effective Date, and (ii) as to Subject Hydrocarbons produced after the Effective Date and Sold by Assignor during such Computation Period after the Effective Date other than under the Existing Sales Contracts (A) if Sold under a Sales Contract with a Non-Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract, or (B) if Sold under a Sales Contract with an Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract but in no event less than 98% of the proceeds received by such Affiliate upon the resale of such Subject Hydrocarbons to a Non-Affiliate of Assignor, and (iii) the proceeds received by Assignor in respect of underproduced gas imbalances attributable to the Subject Interests as of the Effective Date. "Gross Proceeds" means, for any Computation Period included in the period from the Effective Date through January 31, 2000, the sum of (i) for all Subject Hydrocarbons other than gas and natural gas liquids, if any, extracted from gas by Processing, the Gross Proceeds thereof, as defined above, and (ii) for that portion of the Subject Hydrocarbons that is gas and natural gas liquids, if any, extracted from gas by Processing, the greater

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of (A) an imputed amount computed as if all gas for which proceeds are received attributed to the Subject Interests during the period relevant to such Computation Period was sold for a price of $2.00 per thousand cubic feet at the wellhead, and (B) the Gross Proceeds of the Sale thereof computed on the basis provided for Computation Periods other than during the period from the Effective Date through January 31, 2000; provided, however, that such computation under clause (B) above of this sentence shall be modified as needed to yield the weighted average sales price of all (gas and natural gas liquids, if any, extracted from gas by Processing) Sold that is included within Subject Hydrocarbons under all conveyances from Assignor to the Trust, not limited to this Conveyance. For purposes hereof, the "weighted average sales price of all gas" shall be determined for any Computation Period by dividing (A) the Gross Proceeds of the Sale of gas and natural gas liquids, if any, extracted from gas by Processing for such Computation Period (determined as provided above for all Computation Periods other than during the period from the Effective Date through January 31, 2000) attributable to any Subject Interests in which the Trust has a Royalty Interest ( and including Royalty Interests conveyed to the trust by Assignor under conveyances other than this Conveyance) by (B) the volume of such gas (in thousand cubic feet) attributable to such Subject Interests for such Computation Period. In all instances, the definition of "Gross Proceeds" shall be subject to the following:

          (a) There shall be excluded from Gross Proceeds all Property Taxes that are deducted or excluded from proceeds of Sale received by Assignor and, for purposes of the calculation of Gross Proceeds under clause (ii)(A) of the second sentence of this Section 1.09, there shall also be excluded the amount of any additional Property Taxes that would have been paid by Assignor or withheld from Assignor if the imputed Sale price set forth therein had been the actual Sale price.

          (b) There shall be excluded any amount for Subject Hydrocarbons attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations. Assignor agrees that its election not to participate in such operations shall be made in conformity with the provisions of Section 6.01 of this Conveyance, but third persons shall not be under any duty to determine that such election so conformed.

          (c) There shall be excluded any amount which Assignor shall receive as any of the following: consideration for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment or other personal property or fixtures on the Subject Lands; payments for gas not taken, when such payments are made (but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken); damages arising from any cause other than drainage or reservoir injury; rental for reservoir use; payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity thereof (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Production Costs in connection therewith such payments shall reduce Production Costs) or in connection with any adjustment of any well

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     and leasehold equipment upon unitization of any of the Subject Interests;
     provided there shall be included in Gross Proceeds advance or prepaid payments for future production received by Assignor to the extent not subject to repayment in the event of insufficient subsequent production (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Subject Hydrocarbons on which such payment was so advanced or prepaid are actually produced) and payments made to Assignor in connection with the deferring of drilling of any well on any of the Subject Lands (including payments from an operator in the vicinity for refraining from drilling an offset well).

          (d) There shall be excluded any amount for Subject Hydrocarbons lost in the production or marketing thereof or used by Assignor in conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of drilling for, producing or Processing Subject Hydrocarbons or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Hydrocarbons are so used.

          (e) Amounts received as a loan by Assignor from a purchaser of Subject Hydrocarbons, whether with or without interest, shall not be considered to be derived from the sale of Subject Hydrocarbons.

          (f) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject Hydrocarbons or, for any other reason, as to Assignor's right to receive or collect the proceeds of sale of any Subject Hydrocarbons, then

               (i) amounts withheld by the purchaser or deposited by it with an escrow agent shall not be considered to be received by Assignor until actually collected by Assignor, but the amounts received by Assignor shall include any interest, penalty or other amount paid to Assignor in respect thereof;

               (ii) amounts received by Assignor and promptly deposited by it with an escrow agent shall not be considered to have been received by Assignor, but all amounts thereafter paid to Assignor by such escrow agent shall be considered to be amounts received from the Sale of Subject Hydrocarbons; and

               (iii) amounts received by Assignor and not deposited with an escrow agent shall be considered to be received for purposes of this
          Section 1.09.

     SECTION 1.10. "Hydrocarbons" means oil, gas (which term includes coal bed gas, coal seam gas and methane) and all other minerals produced in association with oil or gas (including, but not limited to, helium, sulphur and carbon dioxide), but excluding all other minerals, whether similar or dissimilar.

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     SECTION 1.11. "Monthly Record Date" for each month means the close of business on the last day of such month which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law, unless Assignee determines that a different date is required to comply with applicable law or the rules of a securities exchange or quotation system pursuant to the terms of the Trust Indenture, in which event it means such different date.

     SECTION 1.12. "Net Proceeds" means, for any Computation Period, the excess of Gross Proceeds for such Computation Period over Production Costs for such Computation Period.

     SECTION 1.13. "Non-Affiliate" means, as to the party specified, any Person who is not an Affiliate of such party.

     SECTION 1.14. "Person" means any individual, corporation, partnership, limited liability company, trust, estate or other entity, organization or association.

     SECTION 1.15. "Prime Interest Rate" means the variable rate of interest most recently announced by NationsBank, N.A. as its "prime rate."

     SECTION 1.16. "Process" or "Processing" means to extract or otherwise recover natural gas liquids from natural gas included in the Subject Hydrocarbons through the processes of absorption, condensation, adsorption, cryogenic or other methods in a manner that does not constitute Separation.

     SECTION 1.17. "Processing Costs" means the costs to Assignor or any Affiliate of Assignor to Process Subject Hydrocarbons before the Sale thereof, which costs for purposes hereof shall consist of the sum of (a) any such Processing charges paid to Non-Affiliates, (b) the charges by Affiliates of Assignor under Existing Sales Contracts, and (c) the charges by Affiliates of Assignor other than under Existing Sales Contracts so long as such charges do not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges.

     If Assignor (or its Affiliates) receives a share of the production of others or of plant products therefrom (or proceeds of sale thereof) for Processing such production of others, such share shall not be included in Subject Hydrocarbons (or Gross Proceeds). If Assignor (or its Affiliates) does not bear any Processing Costs but the owners or operators of a plant receive a share of the Subject Hydrocarbons (or proceeds of sale thereof) for Processing them, such share (or proceeds) shall be excluded from the Subject Hydrocarbons (and Gross Proceeds).

     SECTION 1.18. "Production Costs" means, for any Computation Period, to the extent not excluded for purposes of calculating Gross Proceeds, whether capital or non-capital in nature,

          (a)  the sum of

               (i) all amounts paid by Assignor or any Affiliate of Assignor as any of the following: royalty, overriding royalty or other presently existing burden against production or the proceeds of Sale of production attributable to the Subject Interests;

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          delay rental; shut-in gas well royalty or payment; minimum royalty;
          payments to lessors or others in the area in connection with the drilling or deferring of drilling of any well on any of the Subject Lands or lands in the vicinity thereof (including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and rent and other consideration paid for use of or damage to the surface;

               (ii)   the Property Tax Accrual;

               (iii) the overhead costs paid by Assignor or any Affiliate of Assignor under any joint operating agreement applicable to any of the Subject Interests to which Assignor and one or more Non-Affiliates of Assignor are parties and where Assignor or any Affiliate of Assignor is not the operator of such Subject Interest;

               (iv) the overhead rate provided for in any joint operating agreement applicable to any of the Subject Interests where Assignor or any Affiliate of Assignor is the operator of such Subject Interests, less the portion, if any, of the overhead rate due from Non-Affiliates of Assignor;

               (v) with respect to any Subject Interests operated by Assignor or any of its Affiliates and not subject to a joint operating agreement, an overhead fee as shown on Schedule B attached hereto and subject to adjustment as provided in Schedule B attached hereto;

               (vi) all other costs, expenses and liabilities (including Processing Costs) paid or incurred by Assignor or any Affiliate of Assignor for investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Hydrocarbons and sale and marketing thereof, including without implied limitation: costs for equipping, plugging back, reworking, completing, recompleting and plugging and abandoning of any well on the Subject Lands and of making the Subject Hydrocarbons ready or available for market; costs for construction and operation of gathering lines, tanks, transmission lines, meters and other production and delivery facilities; costs, whether paid in cash or by a share of Subject Hydrocarbons, of transporting, compressing, dehydrating, separating, treating, storing and marketing the Subject Hydrocarbons and disposing of extraneous substances produced in association with Subject Hydrocarbons (provided that such costs, if paid to or incurred by an Affiliate of Assignor other than pursuant to an Existing Sales Contract, shall not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges); costs for secondary recovery, pressure maintenance, repressuring, cycling and other operations conducted for the purpose of enhancing production; costs or expenses (whether paid in cash or by delivery of gas) incurred in resolving overproduced gas imbalances attributable to the Subject Interests as of the Effective Date and thereafter; and costs for litigation concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the

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          Subject Interests; and costs for litigation or regulatory proceedings concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests or to protect or enforce any rights, contractual or otherwise, of Assignor to produce or market Subject Hydrocarbons therefrom;

               (vii) Excess Production Costs for the preceding Computation Period (including any remaining Excess Production Costs carried forward from any preceding Computation Period);

               (viii) interest on the amount of Excess Production Costs at the beginning of any Computation Period, calculated from the first day to the last day of the Computation Period, at the Prime Interest Rate in effect at the beginning of such Computation Period;

               (ix) any amounts paid by Assignor or any Affiliate of Assignor whether as refund, interest or penalty, to a purchaser or any governmental agency or other Person because the amount initially received by Assignor (or Affiliate of Assignor) as sales price for Sales after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation; provided such amounts (in the case of a refund), or the amounts with respect to which the interest or penalty was paid, were previously included in Gross Proceeds;

               (x) any other amounts paid by Assignor or any Affiliate of Assignor with respect to ownership or operation of the Subject Interests after the Effective Date or Sales of production therefrom after the Effective Date, whether as refund, fine, interest or penalty, pursuant to litigation or settlement of threatened litigation or order of governmental agency, provided that Assignor has not breached Section 6.01 hereof;

               (xi) all consideration hereafter paid and costs and expenses hereafter incurred by Assignor or any Affiliate of Assignor for any renewals or extensions of leases or other rights acquired after the Effective Date which are included in the definition herein of Subject Interests; and

               (xii) any accrual or reserve which Assignor or any Affiliate of Assignor shall have the right, at its election, to charge to Production Costs for operations (other than day-to-day operations) budgeted under an operating agreement or approved under an authorization for expenditures ("AFE"), which accrual or reserve may be based on the reasonably expected time of performing such operation or on an estimated percentage of completion of the operation or on any other reasonable method, and which accrual is in lieu of charging the cost of such operation when paid for by Assignor (or Affiliate of Assignor) but which shall be adjusted if and to the extent actual costs differ from such accrual or reserve;

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          (b)  but excluding

               (i) costs which would otherwise be treated as Production Costs (but which shall not be so treated for purposes hereof until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by insurance from damage to property, by sales of property or transfers of property off the leases included in the Subject Interests or by proceeds from unitization or other disposition of property; and

               (ii) except for resolution of gas imbalances which are included in Section 1.18(a)(vi) above, any amounts which would otherwise be Production Costs but which are attributable to periods before the Effective Date; and

               (iii) costs that otherwise would be treated as Production Costs but which have already been excluded or deducted from Gross Proceeds under Section 1.09; and

               (iv) costs incurred by any Affiliate of Assignor for which such Affiliate has received a fee, reimbursement or other payment from Assignor, where such payment by Assignor constitutes a Production Cost.

     SECTION 1.19. "Property Taxes" means the sum of all general property (ad valorem), production, severance, sales, gathering and excise taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest.

     SECTION 1.20. "Property Tax Accrual" means, for any Computation Period, an amount that may be set aside by Assignor as an accrual to be applied against Property Taxes other than those that are deducted or excluded from Gross Proceeds pursuant to Section 1.09(a) above, which accruals shall be adjusted to the extent actual Property Taxes differ.

     SECTION 1.21. "Sale" and "Sold" mean all forms of dispositions of Subject Hydrocarbons for value, including exchanges and other dispositions for value.

     SECTION 1.22. "Sales Contracts" means all contracts and agreements for the sale of Subject Hydrocarbons.

     SECTION 1.23. "Separation" means liquid separation operations in the vicinity of the well using a conventional mechanical liquid gas separator but excluding operations involving heat exchange, adiabatic cooling, absorption, adsorption or refrigeration principles.

     SECTION 1.24. "Subject Hydrocarbons" means all Hydrocarbons in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests on and after the Effective Date, including plant products attributable thereto from

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Processing gas or casinghead gas included in the Subject Hydrocarbons before sale thereof (but not including products derived from processing oil).

     SECTION 1.25. "Subject Interests" means, subject to the exclusions stated below, each kind and character of right, title, claim or interest which Assignor has on the Effective Date in or under each oil, gas or mineral lease, unitization or pooling agreement (and the units created thereby), royalty interests, overriding royalty interests, fee mineral interests and net profits interests and any other agreements, conveyances, assignments or instruments which are described or referred to in Schedule A, and all the right, title, claim or interest which Assignor has on the Effective Date in and to the Subject Lands, whether such right, title, claim or interest be under and by virtue of a lease, a unitization or pooling agreement or order, an operating agreement, a division order, a transfer order or any other type of agreement, conveyance, assignment or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, even though Assignor's interests be incorrectly or incompletely described in, or a description thereof be omitted from, Schedule A, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of the same, but subject to all burdens to which Assignor's such right, title, claim or interest is subject (while same remains so subject), limited, however, if Assignor's interest in any Subject Interest should terminate at any time, to the period to which Assignor's interest in such Subject Interest is limited. There shall be excluded from the term "Subject Interests" any interest hereafter acquired by Assignor in and to any of the Subject Lands, except any interest acquired pursuant to existing agreements for no new consideration and renewals or extensions of existing leases and other such agreements. For purposes of this Conveyance "renewals or extensions" of any lease or other such agreement shall be limited to renewals or extensions of an existing lease or other such agreement obtained by the present owner thereof (or such owner's successors in interest) while such lease is in force or within six months after such lease or other such agreement terminates. Assignor shall be under no duty to seek renewals or extensions of any lease or other such agreement.

     SECTION 1.26. "Subject Lands" means the lands which are described in and which are subject to the oil, gas or mineral leases, unitization or pooling agreements or orders, operating agreements, division orders, transfer orders or other type of agreement, conveyance, assignment or instrument described in Schedule A attached hereto, provided that, where the description in Schedule A excepts land or refers to an instrument insofar only as it covers certain land or certain depths in certain land, no interest in such excepted land or depths or in land other that to which such reference is limited shall be included in the terms "Subject Lands" or "Subject Interests".

     SECTION 1.27. "Trust" means the Hugoton Royalty Trust established by the Trust Indenture.

     SECTION 1.28. "Trust Indenture" means the Royalty Trust Indenture by and between Cross Timbers Oil Company and NationsBank, N.A. dated as of December 1, 1998, establishing the Hugoton Royalty Trust, an express Texas Trust under the Texas Trust Code.

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                                  ARTICLE II

                       MARKETING OF SUBJECT HYDROCARBONS

     SECTION 2.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Hydrocarbons and Assignee shall have no authority to market the Subject Hydrocarbons or to take in-kind any Subject Hydrocarbons. For such purpose, Sales of Subject Hydrocarbons may continue to be made pursuant to Existing Sales Contracts. Assignor may amend such Existing Sales Contracts and may enter into one or more Sales Contracts in the future at the prices and on the terms Assignor shall deem proper in Assignor's sole and absolute discretion, which may include sales to Affiliates of Assignor. Further, Assignor may commit any of the Subject Interests (including the Royalty Interest attributable thereto) to one or more agreements for Processing pursuant to which, by way of example and not by way of limitation, the plant owner or operator (which may be an Affiliate of Assignor) receives a portion of the Subject Hydrocarbons or plant products derived therefrom or proceeds of the Sale thereof as a fee for Processing. Except as provided otherwise in Section 1.09 for the period from the Effective date through January 31, 2000, Gross Proceeds of Subject Hydrocarbons shall be determined on the basis of amounts actually received by Assignor (and not, except as provided in Section 1.09, proceeds received by any of Assignor's Affiliates) from Sales under Sales Contracts regardless of whether at the time of production or Sale market value should be different from proceeds of Sale.
In no event shall Gross Proceeds or Production Costs include any revenues, expenses, gains or losses resulting from option transactions or other futures or hedging transactions (other than forward Sales of the Subject Hydrocarbons) which, if engaged in by Assignor or any of its Affiliates in respect of Subject Hydrocarbons, shall be solely for the account of Assignor or such Affiliate.

     SECTION 2.02. Delivery of Subject Hydrocarbons. All Subject Hydrocarbons Sold by Assignor, whether pursuant to Sales Contracts or otherwise, shall be delivered, by Assignor to the purchasers thereof, into the pipelines to which the wells producing such Subject Hydrocarbons may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Hydrocarbons.

     SECTION 2.03. Reliance by Third Party. As to any party, the acts of Assignor shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order, lease extension or Sales Contract, and proceeds of Sale of the Subject Hydrocarbons shall be paid by the purchasers thereof (or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee.

                                  ARTICLE III

                                   PAYMENTS

     SECTION 3.01. Payment. On or before each Monthly Record Date, beginning with the Monthly Record Date for March, 1999, Assignor shall pay to Assignee as an overriding royalty hereunder an amount equal to eighty percent (80%) of the Net Proceeds for the preceding Computation Period. All payments made to Assignee on account of the Royalty Interest shall be made entirely and exclusively out of sale proceeds attributable to the production of Hydrocarbons

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from, or attributed to, the Subject Interests after the Effective Time.
Accordingly, the amount of any Net Proceeds in respect of a Computation Period which cannot be paid out of the sale proceeds of production of Hydrocarbons from, or attributed to, the Subject Interests shall be carried over and included in Net Proceeds in the next Computation Period; provided, however, such amount shall only be payable from the Hydrocarbons produced from or attributable to the Subject Interests and the sale proceeds thereof, if any.

     SECTION 3.02. Interest on Past Due Payments. Except as otherwise provided in Section 9.05 hereof, any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest determined at the end of each month, from such due date until such amount is paid, at the rate of the lesser of (a) the Prime Interest Rate plus 4% or (b) the maximum lawful contract rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (the "Maximum Rate") shall change when and as said laws change, effective at the close of business on the day such change in said laws becomes effective; but, if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

     SECTION 3.03. Overpayment. If at any time Assignor pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment, plus an amount equal to interest during the period of such overpayment at the rate of the lesser of (a) the Prime Interest Rate or (b) the Maximum Rate; but if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

                                  ARTICLE IV

                              RECORDS AND REPORTS

     SECTION 4.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Gross Proceeds and Production Costs are credited and charged.

     SECTION 4.02. Inspections. The books and records referred to in Section
4.01 shall be open for inspection by Assignee and its agents and representatives at the office of Assignor during normal business hours and after reasonable advance notice.

     SECTION 4.03. Quarterly Statements. Within thirty (30) days next following the close of each calendar quarter, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such quarter.

     SECTION 4.04. Assignee's Exceptions to Quarterly Statements. If Assignee shall take exception to any item or items included in the quarterly statements rendered by Assignor, Assignee shall notify Assignor in writing within 180 days after the receipt of the report and annual audit furnished pursuant to Section
4.07 hereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed; and, with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such 180 day period, then the statements for such calendar year as originally rendered by Assignor shall be deemed to be correct as rendered.

     SECTION 4.05. Geological and Other Data. Upon request by Assignee, Assignor shall, subject to the limitations of confidentiality or nondisclosure obligations to co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor will use reasonable efforts to obtain waivers of any such confidentiality or nondisclosure obligations that prevent it from providing to Assignee any requested information, but Assignor shall not be obligated to incur any expense or detriment above a nominal amount to obtain such waiver. Assignor shall also furnish to Assignee, upon request by Assignee, reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. Assignor shall, upon request by Assignee, furnish to Assignee all reserve reports or studies in the possession of Assignor from time to time relating to the Subject Interests, whether prepared by Assignor or by third party consulting engineers; provided, it is agreed that Assignor makes no representations or warranties as to the accuracy or completeness of any such reports or studies and shall have no liability to Assignee or any other Person resulting from their use of such reports or studies, and Assignee agrees not to attribute to Assignor or such third-party consulting engineers any such reports or studies or the contents thereof in any securities filings or reports to owners or holders of "Beneficial Interests" in the Trust. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person, except that this provision shall not prohibit the disclosure by Assignee of any information that (i) at the time of disclosure is generally available to the public (other than as a result of a disclosure by Assignee), (ii) was available to Assignee on a nonconfidential basis from a source other than Assignor, provided that such source is not known by Assignee to be bound by a confidentiality obligation owed to Assignor, or
(iii) Assignee is legally required to disclose, provided that Assignee has given to Assignor notice of such requirement and a reasonable opportunity to seek, at Assignor's expense, a protective order and other appropriate relief from such requirement.

     SECTION 4.06. Monthly Estimates. On or before ten days (excluding Saturdays, Sundays and other days on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law) before each Monthly Record Date (beginning with the Monthly Record Date for March,
1999), Assignor shall deliver to Assignee a statement of Assignor's best estimate of the amount payable to Assignee on or before such Monthly Record Date.

     SECTION 4.07. Annual Audits and Reports. Within 90 days after the end of the calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section
4.03 on an annual basis. Assignee shall bear the cost of each such audit.

     SECTION 4.08. Reserve Reports. Assignor may, but is not obligated to, provide an annual reserve report for the Royalty Interest prepared by independent consulting reservoir engineers. If such reserve report is provided by Assignor, Assignee will reimburse Assignor for the cost thereof.

                                   ARTICLE V

                             LIABILITY OF ASSIGNEE

     In no event shall Assignee be liable or responsible in any way for any Production Costs (including Excess Production Costs) or other costs or liabilities incurred by Assignor or others attributable to the Subject Interests or to the Hydrocarbons produced therefrom.

                                  ARTICLE VI

                        OPERATION OF SUBJECT INTERESTS

     SECTION 6.01. Prudent Operator Standard. Assignor agrees, to the extent it has the legal right to do so under the terms of any lease, operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the Subject Interests with reasonable and prudent business judgment and in accordance with good oil and gas field practices, and that it will drill such wells as a reasonably prudent operator would drill from time to time in order to protect the Subject Interests from drainage. Assignor further agrees to produce the Subject Interests without regard to whether any amount is imputed to the Gross Proceeds for any Computation Period during the period from the Effective Date through January 31, 2000, as provided in Section 1.09. However, nothing contained in this Section
6.01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in good faith. Notwithstanding anything elsewhere herein to the contrary, Assignor shall never be liable to Assignee for the manner in which Assignor performs its duties hereunder as long as Assignor has acted in good faith.

     SECTION 6.02. Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well or to operate or maintain in force or attempt to maintain in force any of the Subject Interests when, in Assignor's opinion, such well or Subject Interest ceases to produce or is not capable of producing Hydrocarbons in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof.

     SECTION 6.03. Insurance. Although Assignor is permitted to carry policies of insurance covering the property upon the Subject Interests and risks incident to the operation thereof and to charge premiums therefor to the Net Proceeds account, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects to do so. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance.

     SECTION 6.04. Certain Rights to Manage the Subject Interests. Notwithstanding anything in this Conveyance to the contrary, Assignor shall have the right and power, acting in good faith and as a reasonably prudent oil and gas operator, to execute, deliver, and perform operating agreements, oil and gas leases, farmout agreements, exploration agreements, participation agreements, drilling agreements, acreage contribution agreements, dry-hole agreements, bottom-hole agreements, joint venture agreements, partnership agreements, and other similar instruments and agreements that cover or affect the Subject Interests and to make all decisions or elections required thereunder, including, but not limited to, decisions to consent or non-consent to drilling and other operations. The applicable Royalty Interest shall in each case be bound by such instrument or agreement (and decisions or elections thereunder), without the necessity of any execution, consent, joinder, or ratification by Assignee, and the Royalty Interest shall thereafter be calculated and paid with respect to the interests reserved, obtained, or modified by Assignor in such transaction, not by reference to the Subject Interests that existed before such transaction. For example, but not by way of limitation, (a) Assignor may farm out any Subject Interest that is an oil and gas lease, and the Subject Interest therein shall subsequently be the overriding royalty interest, reversionary working interest, and/or other rights and interests reserved by Assignor in the farmout, not the original leasehold interest, or (b) Assignor may execute an oil and gas lease to cover any Subject Interest that is a mineral interest, and the Subject Interest shall subsequently be the royalty and other lease benefits obtained or reserved by Assignor in such lease, not the original mineral interest.

                                  ARTICLE VII

                            POOLING AND UNITIZATION

     SECTION 7.01. Pooled Subject Interests. To the extent any of the Subject Interests have been heretofore pooled and unitized for the production of Hydrocarbons, such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Royalty Interest in each such Subject Interest shall apply to and affect only the production from such units which accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

     SECTION 7.02. Right to Pool and Unitize. Assignor shall have the exclusive right and power (as between Assignor and Assignee), exercisable only during the period provided in Section 7.03 hereof, to pool or unitize any of the Subject Interests and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons thereunder, and as to any one or more Hydrocarbons, upon such terms and provisions as Assignor shall in its sole and absolute discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official hereafter promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized, and in any such event such Royalty Interest in such Subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization, and it shall not be necessary for Assignee to agree to, consent to, ratify, confirm or adopt any exercise of such right and power by Assignor.

     SECTION 7.03. Applicable Period. Assignor's power and rights in Section
7.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

                                 ARTICLE VIII

                             GOVERNMENT REGULATION

     All obligations of Assignor hereunder shall be subject to all present and future valid federal, state and local laws, statutes, codes and orders; and all applicable rules, orders, regulations and decisions of every court, governmental agency, body or authority having jurisdiction over the Hydrocarbons in and under and that may be produced from the Subject Interests. Assignor's obligations are specifically, but not by way of limitation, subject, to the extent in effect, to all applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural Gas Act, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act of 1989 and each other statute purporting to provide regulation of the Sale of Hydrocarbons or establishing maximum prices at which the same may be Sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the Department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. If maximum rates permitted under such statutes, rules and regulations for the Subject Hydrocarbons are lower than prices established in Sales Contracts, then the lower regulated prices received by Assignor shall control. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy Regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which Subject Hydrocarbons may be Sold, and with purchasers of production, operators or others with respect to any excise tax.

                                  ARTICLE IX

                                  ASSIGNMENTS

     SECTION 9.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the Subject Interests, or any part thereof, subject to the Royalty Interest and the terms and provisions of this Conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests in the Subject Interests so acquired by such assignee, and, from and after the said effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date.

     SECTION 9.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned Subject Interests or parts thereof, the Gross Proceeds, Production Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by Assignor as to Subject Interests that have not been assigned by Assignor.

     SECTION 9.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part only as authorized by the Trust Indenture. However, no such assignment will affect the method of computing Net Proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish Assignee until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Royalty Interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Subject Interests (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Subject Interests so conveyed or assigned.

     SECTION 9.04. Certain Sales of Subject Interests. Subject to the limitations set forth in Section 3.02(b) of the Trust Indenture, Assignor may cause the sale of certain Subject Interests, including the appurtenant Royalty Interest from time to time and Assignee will join in such sales as provided in the Trust Indenture. The proceeds of any such sale shall be apportioned and paid as provided in the Trust Indenture, but the purchasers of such Subject Interests (inclusive of the appurtenant Royalty Interest) may pay the full amount of the purchase price therefor to Assignor and shall have no responsibility to see to the proper allocation thereof between Assignor and Assignee.

     SECTION 9.05. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice accompanied by such documentation shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred, or (at Assignor's election) Assignor shall have the right to suspend payment of such sums without interest in the event of such change until such documentation is furnished. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

     SECTION 9.06. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but the provisions of this Section 9.06 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01. Proportionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the Royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such Subject Interest is reduced. Notwithstanding the foregoing, if any Person claims that this Conveyance gives rise to a preferential right of such Person to acquire any portion of the Royalty Interest (or any of the Subject Interests), then Assignor shall indemnify Assignee and the trustee of the Trust against any liability, expense, damage or loss in regard to such claim and the provisions of Section 6.05 of the Trust Indenture shall apply with respect to such indemnity obligation. If such claim results in the acquisition of any portion of the Royalty Interest by the Person claiming the preferential right then, subject to the proviso below, Assignor shall pay to Assignee the amount determined by multiplying (i) the product of 40,000,000 multiplied by the initial public offering price of the Trust's units of beneficial interest by (ii) a fraction, the numerator of which is the value of the portion of the Royalty Interest acquired by the Person claiming the preferential right, as determined by reference to the most recent Reserve Report (as defined in the Trust Indenture) of the Trust and the denominator of which is the value of all the Royalty Interest as determined by reference to such Reserve Report; provided, however, that if the Person claiming such preferential right makes any payment to the Trust in connection with the acquisition of a portion of the Royalty Interest, then the amount of such payment shall be credited against Assignor's payment obligation set forth above, but not to create a negative number.

     SECTION 10.02. Term. This Conveyance shall remain in force as long as any of the Subject Interests are in effect.

     SECTION 10.03. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of State, Federal or Indian lease interests in order to comply with applicable laws, regulations or agreements, Assignor will execute and deliver the same.

     SECTION 10.04. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States Mails directed, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows:

          If to Assignor:

          Cross Timbers Oil Company
          810 Houston Street, Suite 2000
          Fort Worth, Texas 76102

          Attention:  Corporate Secretary

          If to Assignee:

          NationsBank, N.A.
          17th Floor
          901 Main Street
          NationsBank Plaza
          Dallas, Texas  75202

          Attention:  Trust Department

Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

     SECTION 10.05. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

     SECTION 10.06. Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of the State of Texas.

     SECTION 10.07. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

     SECTION 10.08. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or any part thereof or interest therein.

     SECTION 10.09. Counterpart Execution. This Conveyance may be executed in multiple counterparts, each of which shall be an original. Certain counterparts may have descriptions relating to different recording jurisdictions omitted from Schedule A. A counterpart with all such descriptions is being filed for record in Major County, Oklahoma. Where a description covers an interest located in more than one county, such description may be included in counterparts recorded in each county but such inclusion of the same description in more than one counterpart does not have any cumulative effect as to the interests covered by such description.

     SECTION 10.10. Amended and Restated Conveyance. This Conveyance amends and restates fully a document previously executed by Assignor and Assignee. Such prior document was not recorded and is fully replaced and superseded by this Conveyance and such previously executed document is to be disregarded for all purposes.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Conveyance to be executed in its name and behalf and delivered as of the Effective Date.

ATTEST:
                                       CROSS TIMBERS OIL COMPANY

----------------------------
Virginia Anderson, Secretary
of Cross Timbers Oil                   By:
Company                                   ----------------------------
                                          Vaughn O. Vennerberg, II
                                          Senior Vice President - Land


ATTEST:
                                       NATIONSBANK, N.A., acting not in its
                                       individual capacity but solely as the
                                       Trustee of the Hugoton Royalty Trust


----------------------------


                                       By:
                                          ----------------------------
                                          Ron E. Hooper, Vice President

STATE OF TEXAS      (S)
                    (S)
COUNTY OF TARRANT   (S)

     This instrument was acknowledged before me on this __th day of ________, 1999, by Vaughn O. Vennerberg II, Senior Vice President - Land of Cross Timbers Oil Company, on behalf of said corporation.


Commission Expires:
                                  ------------------------------------
                                       Notary Public State of Texas


-----------------------



THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF DALLAS    (S)

     This instrument was acknowledged before me on this   ___th day of
__________, 1999, by Ron E. Hooper, Vice President of NationsBank, N.A., Trustee of the Hugoton Royalty Trust, on behalf of said Bank as Trustee of the Hugoton Royalty Trust.


Commission Expires:
                                  ------------------------------------
                                       Notary Public State of Texas


-----------------------

                                  SCHEDULE B


Attached to and made a part of that certain Net Overriding Royalty Conveyance (Hugoton Royalty Trust) dated effective December 1, 1998 (the "Conveyance")


                             ACCOUNTING PROCEDURE


                            I.  GENERAL PROVISIONS


1.   Definitions

     "Joint Property" shall mean the real and personal property subject to the Conveyance.

     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are used in the calculation of Gross Proceeds, Net Proceeds, Processing Costs and Production Costs, as said terms are defined in the Conveyance.

     "Operator" shall mean Cross Timbers Oil Company or any of its affiliates that conduct Joint Operations on the Joint Property.

     "Parties" shall mean Operator and the Hugoton Royalty Trust (herein referred to as the "Trust").

     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.   Designation and Responsibilities of Operator

     Cross Timbers Oil Company shall be the Operator of the Joint Property, and shall, to the extent it has the legal right to do so, conduct and direct and have full control of all operations on the Joint Property as permitted and required by, and within the limits of the Conveyance.

3.   Payments and Accounting

     Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Joint Property and shall charge the Joint Account with the appropriate proportionate share upon the expense basis provided herein. Operator shall keep an accurate record of the expenses incurred and charges and credits made and received.

4.   Application of Agreement

     This Accounting Procedure will apply to Joint Properties where Cross Timbers Oil Company is the Operator and the Operator owns all or a portion of the leasehold interest in the Joint Properties. In the event there is an existing Accounting Procedure or related instrument governing the operations of the Joint Properties, this

     Accounting Procedure will control except as to the overhead rate stated in the existing Accounting Procedure or related instrument.

5.   Conflicts

     In the event there exists any conflict between the terms of this Accounting Procedure or any Accounting Procedure that applies to the Joint Properties and the Conveyance to which it is attached, the Conveyance will control.


                              II.  DIRECT CHARGES

Operator shall charge the Joint Account with the following items, which shall be allocated to Processing Costs or Production Costs as appropriate:

1.   Ecological and Environmental

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations, and costs related to employees of Operator performing any environmental work involving the Joint Property.

2.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

3.   Labor

     A. (1) Salaries and wages of Operator's field employees employed on the Joint Property in the conduct of Joint Operations.

          (2)  Salaries of First Level Supervisors in the field.

          (3) Salaries and wages of Technical Employees directly employed on the Joint Property.

          (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property.

          (5) Salaries and wages of support employees whose duties are primarily field related in connection with the Joint Operations, regardless of their location (e.g., field superintendents and clerical employees located in the field).

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this
          Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4.   Employee Benefits

     Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraph 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates.

8.   Equipment and Facilities Furnished By Operator

     A. Operator shall charge the Joint Account for use of equipment and facilities owned by Operator or any of its affiliates at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

     C. This Paragraph 8 shall not affect any current charges made by Operator to the Joint Account related to transportation, gathering, treating, compression or processing or related charges by an affiliate of Operator.

9.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct.

10.  Legal Expense

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Conveyance or necessary to protect or recover the Joint Property, and the costs and expenses incurred in connection with hearings and other matters before governmental bodies and agencies and costs and expenses incurred in curing title to the Joint Property. Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Joint Account. Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions. All other legal expense is considered to be covered by the overhead provisions of Section III.

11.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's interest.

12.  Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.  Abandonment and Reclamation

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  Communications

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities or any form of telephonic equipment or service used in serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.


                                III.  OVERHEAD

1.   Overhead - Drilling and Producing Operations

     i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on a Fixed Rate Basis, Paragraph 1A. Such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall not be considered as included in the overhead rates.

     ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property shall not be covered by the overhead rates.

     iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property shall not be covered by the overhead rates.

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month:

               For wells located in the Hugoton Field
               Drilling Well Rate  $2,350.00
               (Prorated for less than a full month)

               Producing Well Rate $235.00

               For wells located in all other areas
               Drilling Well Rate  $4,760.00
               (Prorated for less than a full month)

               Producing Well Rate $476.00

          (2)  Application of Overhead - Fixed Rate Basis shall be as follows:

               (a)    Drilling Well Rate

                      (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

                      (2) Charges for wells undergoing any type of workover or recompletion or swabbing shall be made at the drilling well rate. Such charges shall be applied for the period from date such operations, with rig or other units used, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

               (b)    Producing Well Rates

                      (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                      (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                      (3)  An inactive gas well shut in because of
                           overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                      (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                      (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (3) The well rates shall be adjusted as of the first day of April each year beginning in 1999. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2.   Overhead - Major Construction

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernable as a fixed asset required for the development and operation of the Joint Property, Operator shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $25,000.00:

     A.   5% of first $100,000 or total cost if less, plus

     B.   3% of costs in excess of $100,000 but less than $1,000,000, plus

     C.   2% of costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.   Catastrophe Overhead

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall charge the Joint Account for overhead based on the following rates:

     A.   5% of total costs through $100,000; plus

     B.   3% of total costs in excess of $100,000 but less than $1,000,000; plus

     C.   2% of total costs in excess of $1,000,000.

     Expenditures subject to the overheads in this Section 3 above will not be reduced by insurance recoveries, and no other overhead provisions of this
     Section III shall apply.


 IV.  PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Materials and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of the Trust in surplus condition A or B Material at the prices defined below.

1.   Purchases

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts, adjustments or rebates received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator shall be priced on the following basis exclusive of cash discounts:

     A.   New Material (Condition A)

          (1)  Tubular Goods Other than Line Pipe

               (a) Tubular goods, sized 2-3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular good exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.a.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

               (d) Macaroni tubing (size less than 2-3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

     B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1)  Material moved to the Joint Property

               At seventy-five percent (75%) of current new price, as determined by Paragraph A.

          (2)  Material used on and moved from the Joint Property

               (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material.

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

          (3)  Material not used on and moved from the Joint Property

               At seventy-five percent (75%) of current new price as determined by Paragraph A.

          The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material

          (1)  Condition C

               Material which is not in sound and serviceable condition and suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of the Assignee.

               (a) Casing, tubing or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as reasonably determined by Operator. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

     E.   Pricing Conditions

          (1) Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS Bulletin 21.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property.

4.   Warranty of Material Furnished by Operator

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.


                                V.  INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.